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EXHIBIT 10.12  Buy-Sell Agreement with Overstockvitamins.com


                               BUY-SELL AGREEMENT

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BUY-SELL AGREEMENT AGREEMENT, made this 19th day of September, 2002, by and between Overstockvitamins.com LLC, hereinafter separately referred to as "Stockholder", and jointly as "Stockholders", and Humitech International Group, Inc., a Nevada corporation, hereinafter referred to as the "Corporation",

W I T N E S S E T H :

WHEREAS, the Stockholders together own 100% of the outstanding shares of capital stock of Overstock Vitamins.com, LLC, and

WHEREAS, as used herein, the term "shares" shall mean all shares of common stock, at $0.001 par value, of the Corporation now owned or hereafter acquired by the parties, and

WHEREAS, the Stockholders are actively engaged in the conduct of the business of the Corporation, and it is contemplated that success or failure of the corporate enterprise will at all times depend in large measure on the personal abilities of the Stockholders, and

WHEREAS, there is not now, nor is there likely in the future to be a substantial market for the shares of the Corporation, and

WHEREAS, for the foregoing reasons, the parties desire to provide for the purchase by another Stockholder or by the Corporation of the stock of any party desiring to sell the same; and for the purchase by the Corporation of the stock of a deceased party.

IT IS THEREFORE AGREED, in consideration of the mutual promises and covenants hereinafter set forth, as follows:

1. Restriction During Life. No stockholder shall transfer or encumber any of his shares of capital stock of the Corporation during his lifetime to any person, firm or corporation, without the consent of the Corporation and the other Stockholder, unless the Stockholder desiring to make the transfer or encumber (hereinafter referred to also as the "Transferor") shall have first made the offer hereinafter described and such offer shall not have been accepted.

A. Offer by the Transferor: The offer shall be given pro rata initially to the other Stockholder(s) and shall consist of an offer to sell or encumber all of the shares of the capital stock of the Corporation owned by the Transferor, to which shall be attached a statement of intention to transfer, the name and address of such prospective transferee, the number of shares of capital stock involved, and the terms of such transfer or encumbrance.

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B. Acceptance of Offer: Within thirty (30) days after the receipt of such offer the other Stockholder(s) may, at their option, elect to accept the offer. If such offer is not accepted by the other Stockholder(s), the Corporation may within thirty (30) days after the rejection of such offer, at its option, elect to accept the offer. The Corporation shall exercise its election to purchase by giving notice thereof to the Transferor and to the other Stockholder(s). The other Stockholder(s) shall exercise the election to purchase by giving notice thereof to the Transferor and to the Corporation. In either event, the notice shall specify a date for the closing of the transaction, which shall not be more than thirty (30) days after the date of the giving of such notice.

C. Purchase Price: The purchase price for, or the consideration for the encumbrance of the shares of the capital stock of the Corporation owned by the Transferor shall be set forth in paragraph 3 hereof.

D. Closing of Transaction: The closing of the transaction shall take place at the principal office of the Corporation. The consideration shall be paid as provided for in paragraph 3 hereof. Certificates for all shares sold or encumbered hereunder, property endorsed to the Corporation or to the purchasing Stockholder, as the case may be, shall be delivered by the transferor not later than the date of closing.

E. Release from Restriction: If the offer is neither accepted by the Corporation nor by the other Stockholder(s), the Transferor may make a bona fide transfer to the prospective transferee named in the statement attached to the offer, such transfer to be made only in strict accordance with the terms therein stated. However, if the Transferor shall fail to make such transfer within 30 days following the expiration of the election period by the other Stockholder(s), such shares of capital stock shall again become subject to all of the restrictions of this Agreement, provided, however, that nothing contained herein shall be construed as releasing any shares of this Corporation from any restriction or requirement of law concerning transfer of such shares.

F. Termination of Employment: Any shareholder whose employment in any capacity with the company or its subsidiaries terminates for any reason whatsoever, voluntarily or involuntarily, shall be considered as of the date of such termination of employment to have made an offer of all of his shares of stock subject to the terms of this Agreement, at the purchase price stated in paragraph 3 hereof.

G. Subchapter "S" Election: If at the time of a transfer of stock permitted hereunder, the Corporation then is an "S" corporation, the transferee and new stockholder shall be required to consent in writing not to revoke such "S" election without the unanimous approval of all other stockholders. Such written consent shall be executed and delivered prior to the delivery of the shares to the transferee at the closing of such sale and transfer.

2. Purchase Upon Death. Upon the death of a Stockholder (hereinafter referred to as Decedent), all of the shares of the capital stock of the Corporation owned by him, and to which he or his estate shall be entitled, shall be sold and purchased as hereinafter provided:

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A. Obligation of the Corporation to Purchase: It shall be for the Corporation to purchase from the Decedent's Personal Representative, and the Decedent's
Personal Representative shall be obligated to sell to the Corporation, all of the shares of the capital stock of the Corporation owned by the Decedent and to which the Decedent or his Personal Representative shall be entitled, at the price set forth in paragraph 3 hereof.

B. Closing: The closing of such purchase and sale shall take place at the offices of the Corporation, at a date selected by the Corporation upon one days notice to the Transferor which date shall be not more than seven days following the date of the qualification of the Personal Representative and not less than ten days following such date.

C. Insurance: To insure or partially insure its obligation under this Agreement to purchase from the estate of a deceased Stockholder the shares owned by him prior to his death, the Corporation shall have the option to purchase policies of insurance covering the lives of each Stockholder in any amount deemed desirable. In the event any Stockholder ceases to be a Stockholder of the Corporation, the Corporation shall terminate any such insurance on such Stockholder's life and in the event any Stockholder increases his holdings of the shares of the Corporation, the Corporation shall procure and maintain, if so desired by it, additional insurance on the life of such Stockholder proportionate to the increase in the holdings of such Stockholder.

If the corporation shall receive any proceeds of any policy on the life of the Decedent, such proceeds shall be used by the Corporation to pay the Decedent's Personal Representative to the extent of the purchase price of the Decedent's stock, such payment to be deemed made on account of such purchase price.

D. Balance of Purchase Price: If the amount of any insurance proceeds is insufficient to pay the purchase price of any Decedent's shares, then the balance of the purchase price remaining after credit for any insurance proceeds shall be payable as follows: _(14)_% of the balance due to be paid shall be paid in cash, and the balance shall be represented by a promissory note executed by the purchaser payable in twenty-four (24) installments, which note shall be secured by the stock of the deceased Stockholder.

E. "S" Election: If the corporation is an "S" corporation at the time of the transfer and sale of its stock, the transferee and new stockholder shall be required to consent in writing not to revoke such "S" election without the unanimous approval of all other stockholders. Such written consent shall be submitted prior to the delivery of the shares to the transferee.

3. Consideration.

A. Unless the parties agree to another price in writing, the price for each share of capital stock to be sold under this Agreement shall be equal to its fair market value as an on-going business concern as determined in the sole discretion of the company's Certified Public Accountant, (CPA) and such determination by the CPA shall be binding and conclusive upon the parties hereto.

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B. Unless the parties agree otherwise, the purchase price shall be paid as follows:

i. One hundred percent (100%) of the amount determined to be due as the price to be paid at the closing in addition to any insurance proceeds and the balance to be payable by the execution of a promissory note in such amount to be repaid in no (0) installments, such note to be secured by the stock being sold.

ii. The promissory note shall bear interest until paid in full at the prime rate as determined from time to time by Chase Manhattan Bank or any other bank as determined by and agreed upon by the Stockholders. iii. In the event that suit shall be required to collect on the promissory notes above referred to, then in such event, the defaulting Stockholder or the Corporation shall pay for attorney fees, and courts costs, incurred in such action.

4. Limitation on Stockholder's Right to Pledge Stock. The restrictions of paragraph 1 above shall not apply to encumbrances as collateral for a note or notes in favor of the company or any one or more of the other Stockholders or in favor of a recognized lending institution, but only if the proceeds of such loan are used in their entirety to purchase shares of the Corporation and the borrowing Stockholder delivers to the Corporation and the other Stockholder(s) the written commitment of the lender, in form acceptable to the Corporation that such lender will not dispose of such shares without first affording the Corporation and the other Stockholder(s) the right for a period of thirty days to purchase shares at a price satisfactory to the Corporation and the other Stockholder(s).

5.Corporate Restrictions After Purchase. So long as any part of the purchase price of shares of capital stock sold in accordance with this Agreement remains unpaid, the Corporation shall not:

A. declare or pay dividends on its capital stock;

B. reorganize its capital structure;

C. merge or consolidate with any other corporation, or sell any of its assets except in the regular course of business;

D. increase the salary of any officer or executive employee of the Corporation;

E. allow any of its obligations to become in default; or

F. allow any judgments against the Corporation or any liens against the Corporation's property to remain unsatisfied.

So long as any part of such purchase price remains unpaid, the Transferor, or the Personal Representative of the Decedent shall have the right to examine the books and records of the Corporation from time to time and to receive copies of all accounting reports and tax returns prepared for the Corporation. If the

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Corporation breaches any of its obligations under this paragraph, the Transferor or the Personal Representative, in addition to any other remedies available, may elect to declare the entire unpaid purchase price due and payable forthwith. 6. Purchase By Stockholder. Whenever a Stockholder purchases shares of capital stock under this Agreement, such purchaser (unless he shall have paid the entire purchase price in cash) shall, following the delivery of the purchased stock, endorse the new certificates of stock issued to such purchaser, execute a UCC-1 Financing Statement (for recording), and deliver the same to the Seller as collateral security for the payment of the unpaid purchase price; and such capital stock shall be so held until the entire purchase price shall be paid. While such capital shall be so held as collateral security and so long as the Purchaser is not in default, the Purchaser shall be entitled to all voting rights with respect thereto. Dividends paid shall be applied to the indebtedness.

7. Purchase By Corporation. Whenever the Corporation shall, pursuant to this Agreement, be required to purchase shares of the capital stock of the Corporation, the Stockholders and the Personal Representative of any Decedent shall do all things and execute and deliver all papers as may be necessary to consummate such purchase. Any note required to be given hereunder by the Corporation as part of the purchase price shall be endorsed and guaranteed by the remaining or surviving Stockholders, who shall not be discharged from such liability by reason of the subsequent extension, modification or renewal of any such note. Until all amounts due are paid, the stock certificates and a UCC-1 Financing Statement (to be recorded) shall be delivered to Seller.

8. Endorsement On Stock Certificates. Each certificate representing shares of capital stock of the Corporation now or hereafter held by the Stockholders shall contain with a legend insubstantially the following form: "The transfer or encumbrance of the shares of stock represented by the within certificate is restricted under the terms of an Agreement dated September 19, 2002, a copy of which is on file at the Corporation office."

9. Value of Purchase Price for Tax Purposes. It is understood that the purchase price, determined as set forth hereinabove, shall be the value of the purchased shares for all tax purposes. In the event such value is later increased by any federal or state taxing authority, any tax liability resulting from such increase shall be borne by the selling Stockholder or his Personal Representative, as the case may be.

10. Amendments. This Agreement may be amended or altered by execution of a written agreement authorized by corporate resolution and signed by all the parties hereto.

11. Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein, shall be given in writing by registered or certified mail addressed, in the case of the Stockholders, to his address appearing on the stockbooks of the Corporation, or to his residence, or to such other address as may be designated by him, and in the case of the Corporation, to the principal office of the Corporation, postage prepaid, by United States Mail, and shall be considered to have been delivered on the 2nd day following the date stamped by the post office.

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12. Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and the Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

13. Modification. It is understood between the parties that this Agreement contains the entire understanding of the parties and no change or modification of this Agreement shall be valid unless the same be in writing and signed by all the parties hereto.

14. Binding Effect. This Agreement shall bind and, unless inconsistent with its provisions, shall inure to the benefit of the Executor, Administrator or Personal Representative, and the heirs and assigns of each of the Stockholders.

15. Prior Agreement. This Agreement supersedes any prior Agreement of the parties.

16. Deadlock. If at any time the Stockholders cannot agree on the Certified Public Accountant of the company and therefore are unable to establish an acceptable price for purchase, the matter shall be submitted to arbitration in the following manner:

A. Each Stockholder shall, within fifteen (15) days after notice of such deadlock, appoint a Certified Public Accountant, and the two accountants shall then appoint a third Certified Public Accountant within seven (7) days after the two accountants are selected, and the average of purchase price determined by them shall be final, conclusive and binding upon the Stockholders, their executors, administrators and personal representatives, and a judgment on such determination may be obtained in any court of proper jurisdiction. The cost of such accounting shall be borne equally by the parties unable to reach agreement hereunder.

In the event any one of the Stockholders shall fail within the given time to select a Certified Public Accountant to represent him to resolve the dispute, then and in such event, the remaining Stockholder shall have the right to institute suit for specific performance under this Agreement, and the defaulting Stockholder shall pay for all attorney fees and court costs of such action.

17. Indebtedness of a Stockholder. In the event that there is a purchase and sale of shares of stock or interest therein, pursuant to the provisions hereinabove, and there is any indebtedness owed by the selling Stockholder or his estate to any party to this Agreement, then, notwithstanding the said provisions relating to the payment of the purchase price, and any amount to be paid for the stock being purchased shall be applied first to reduce and satisfy any indebtedness owed by the Selling Stockholder or his estate to any party under this Agreement.

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18. Default. In the event of a default in the payment of any installment of the purchase price, the covenants and conditions of this Agreement, or any Security Agreement given to Sellers, Sellers may declare the entire unpaid portion of the purchase price to be immediately due and payable, and may proceed to enforce payment of same and to exercise any and all rights and remedies provided by the Uniform Commercial Code as well as any other rights and remedies either at law or in equity available to them, and Seller may assign, sell or transfer all or any part of the collateral in such manner, at such price, and on such terms and conditions as Sellers, in their sole and absolute discretion, may determine. Sellers or the Corporation shall have the right to purchase any or all of the collateral, apply any unpaid indebtedness on account thereof, and have a claim against Purchaser for the balance of such indebtedness in addition to any and all remedies available to them at law or in equity.

19. Voting. It is understood and agreed that until the purchase price shall have been paid in full, the Purchaser shall have no voting rights whatsoever.

20. Termination of Agreement. This Agreement shall terminate upon the occurrence of one of the following events:

A. The written agreement of the parties hereto or their successors in interest to that effect;

B. The bankruptcy, receivership, or dissolution of the Corporation;

C. The disposal of all the shares of stock of any Stockholder during his lifetime or by his Personal Representative or estate upon his death, shall terminate this Agreement as to such retiring or deceased Stockholder; or

D. All of the issued and outstanding stock of the Corporation becoming owned by one of the Stockholders of the Corporation.

21. Laws Governed By. This Agreement is executed in and shall be construed by and governed under the laws of the State of Texas.

22. Withdrawal from Corporation. Any Shareholder may withdraw from participation in the Corporation at any time in accordance with the following provisions:

A. Notice to Corporation. Such Stockholder ("Withdrawing Stockholder") shall give notice to the Corporation at least twenty (20) days prior to the date
(he)(she)wants to withdraw ("Withdrawal Date") which notice shall set forth the Withdrawal Date.

B. Offer to Corporation. Within thirty (30) days after receipt of such notice, the Corporation may, at its option, elect to purchase all, but not less than all, of the Withdrawing Stockholder's shares. The Corporation shall exercise its option to purchase by giving written notice thereof to the Withdrawing Stockholder within said fifteen (15) day period. Such written notice shall specify a date for the closing of the purchase, which shall not be more than twenty (20) days after the date of the giving of such notice. The purchase price for the shares to be paid by the Corporation and terms of payment therefor shall be as set forth in Paragraph 3 hereof.

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C. Acceptance by Stockholders. If the Corporation fails to exercise said option within said thirty (30) day period, then for a five (5) day period thereafter the other Stockholder(s) of the Corporation shall have the option to purchase such shares, such option to be exercised in the same manner as that of the Corporation, and the purchase price and terms of payment to be the same for the Stockholder(s) as for the Corporation as set forth in Paragraph 3 hereof. The option may be exercised by the Stockholders pro rata (based on that proportion which the number of shares owned by each other Stockholder bears to the total number of shares then outstanding, not counting the shares proposed to be sold), and if one (or more) of the Stockholders does not desire to exercise his option, then his option shall be exercisable on a pro rata basis by the other Stockholders (not counting for any purpose, the shares proposed to be sold or the shares owned by any Stockholder who does not desire to exercise his option); or the option may be exercised by the other Stockholders on such basis as they may agree upon.

D. Dissolution and Liquidation. In the event that neither the Corporation nor the other Stockholder(s) purchase the shares of the Withdrawing Stockholder, the other Stockholder(s)agree to execute a consent voluntarily dissolving the Corporation. In addition, the Stockholder(s) agree to liquidate the assets of the Corporation as soon as practicable thereafter.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written. Signed, Sealed and Delivered in the Presence of:

"STOCKHOLDERS"

Overstockvitamins.com LLC                    By: /S/ MARK L. WEBB
                                                 ---------------------------
                                                 Mark L. Webb, Partner

                                             By: /S/ TROY BRAZELL, PARTNER
                                                 ---------------------------
                                                 Troy Brazell, Partner

"CORPORATION"

Humitech International Group, Inc.           By: /S/ C.J. COMU
                                                 ---------------------------
                                                 Chairman of the Corporation

ATTEST: /S/ MICHAEL DAVIS, Secretary of the Corporation
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(CORPORATE SEAL)

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